December 26, 1996



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

      Re:  Allegro New Media, Inc.
           Post-Effective Amendment to
           Registration Statement on Form S-8

Gentlemen:

     Reference is made to the filing by Allegro New Media, Inc. (the "Corporation") of a Post-Effective Amendment No. 1 to a Registration Statement on Form S-8 with the Securities and Exchange Commission pursuant to the provisions of the Securities Act of 1933, as amended, covering the registration of an additional 2,000,000 shares of the Corporation's Common Stock, $.001 par value per share, in connection with an amendment to the Corporation's 1994 Long Term Incentive Plan (the "Plan").

     As counsel for the Corporation, we have examined its corporate records, including its Certificate of Incorporation, as amended, By-Laws, its corporate minutes, the form of its Common Stock certificate, the Plan, related documents under the Plan and such other documents as we have deemed necessary or relevant under the circumstances.

      Based upon our examination, we are of the opinion that:

     1. The Corporation is duly organized and validly existing under the laws of the State of Delaware.

     2. There have been reserved for issuance by the Board of Directors of the Corporation an additional 2,000,000 shares of its Common Stock, $.001 par value per share, for an aggregate of 3,000,000 shares of Common Stock, par value $.001 per share, reserved for issuance under the Plan. The shares of the Corporation's Common Stock, when issued pursuant to the Plan, will be validly authorized, legally issued, fully paid and non-assessable.


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Securities and Exchange Commission
December 26, 1996
Page Two

     We hereby consent to be named in the Registration Statement and in the Prospectus which constitutes a part thereof as counsel of the Corporation, and we hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                        Very truly yours,


                                        /s/Blau,Kramer,Wactlar & Lieberman,P.C.
                                        BLAU, KRAMER, WACTLAR &
                                        LIEBERMAN, P.C.